UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

GLYCOGENESYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8th Floor

Boston, MA 02116

(617) 422-0674

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NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To Be Held on June 27, 2003

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Notice is hereby given that the annual meeting of stockholders of GlycoGenesys, Inc. (the “Company”) will be held at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, on Friday, June 27, 2003 at 10:00 a.m. Eastern daylight time.

The annual meeting will be held for the following purposes:

1.    Election of Directors.    To elect one director to the Board of Directors, to serve for a term of three years or until his successor is elected and qualified.

2.    Approval of 2003 Omnibus Incentive Plan.    Consideration of and action upon a proposal to approve the Company’s 2003 Omnibus Incentive Plan.

3.    Ratification of Auditors.    Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2003.

4.    Other Business.    Such other matters as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 30, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our annual report for the fiscal year ended December 31, 2002 is enclosed. The annual report is not a part of the proxy soliciting material enclosed with this letter.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ BRADLEY J. CARVER
Bradley J. Carver Chief Executive Officer and President

Boston, Massachusetts

May 12, 2003

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8/th/ Floor

Boston, MA 02116

(617) 422-0674

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PROXY STATEMENT

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FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 27, 2003

This proxy statement is being furnished to the holders of record of common stock, $.01 par value per share (the “Common Stock”), of GlycoGenesys, Inc. (the “Company,” formerly known as SafeScience, Inc.), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) to be voted at the 2003 annual meeting of stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern daylight time, on Friday, June 27, 2003, at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, and at any adjournment of such meeting. This proxy statement is expected to be mailed to stockholders on or about May 27, 2003.

Use and Revocation of Proxies

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116, Attention: Secretary) written notice thereof, (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Record Date

The Board of Directors has fixed the close of business on April 30, 2003 as the record date for the determination of stockholders entitled to notice of the Annual Meeting (“Voting Record Date”). Only stockholders of record at the close of business on the Voting Record Date will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 37,373,780 shares of the Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters properly presented at the Annual Meeting.

Abstentions and Broker Non-Votes

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term “broker non-vote” refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. In the event a broker votes on a routine matter, such vote will count as both present and voted for the purposes of determining whether a proposal has been approved. The election of directors, the approval of the 2003 Omnibus Incentive Plan and the ratification of auditors are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares.

Votes Required to Approval the Proposals

The director will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the Annual Meeting. Approval of the 2003 Omnibus Incentive Plan and ratification of the selection of Deloitte & Touche LLP as independent public accountants each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of five members divided into three classes. A Class II Director will be elected at the Annual Meeting. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of the nominee named below to serve as a director of the Company for a three-year term, or until his successor has been duly elected and qualified. The nominee receiving the highest number of votes cast at the Annual Meeting will be elected. If the nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of such proxy.

Information regarding the nominee is provided below and under “Directors and Executive Officers.”

DIRECTOR NOMINEE

CLASS II—TERM EXPIRES 2006

Nominee	Age	Position	Director Since
Mr. Hanson(1)(2)	55	Director	September 2002

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(1) Member of Audit Committee

(2) Member of Compensation Committee

REQUIRED VOTE

The director will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the annual stockholders meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED HEREIN.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of five directors. The director elected at the Annual Meeting will serve until 2006 or until his respective successor is duly elected and qualified. Set forth below is certain information with respect to the nominee for the office of director, each of the directors of the Company not seeking election at the Annual Meeting and each other executive officer of the Company.

Nominee for Class II Director

Michael E. Hanson, 55, has been a director of the Company since September 2002. Mr. Hanson is a Class II director whose term expires in 2003. Mr. Hanson is a member of the Audit and Compensation Committees of the Board of Directors. Since January 2002, Mr. Hanson has been a Founding Partner of Barnard Life Sciences, LLC, a venture capital and health care consulting firm. He served as a director of MGI Pharma, Inc., an oncology-focused biopharmaceutical company, from May 1998 to May 2001. From 1973 to 1997, Mr. Hanson served in a variety of management positions in sales, marketing and new product development at Eli Lilly and Company. At the time of his retirement from Eli Lilly, he was President of the Internal Medicine Business Unit, which included cardiovascular and oncology products, and a member of the Operations Committee. While at Eli Lilly, at various times he was Director of New Product Planning and Licensing; Executive Director of Japan Business Planning; President and General Manager of Eli Lilly Japan KK; and Vice President of Lilly Research Laboratories. Mr. Hanson holds a B.S. in Pharmacy from North Dakota State University, an M.S. in Hospital Pharmacy Administration from the University of Minnesota and is a graduate of the Advanced Management Program from Harvard Business School.

Continuing Directors

Class I Directors

Theodore J. Host, 57, has been a director of the Company since December 1998. Mr. Host is a Class I Director whose term expires in 2005. Mr. Host is a member of the Audit and Compensation Committees of the Board of Directors. Since October 2001, Mr. Host has been the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director of Prestige Brands International, a consumer products company. From October 1992 through April 1995, Mr. Host was the President and Chief Operating Officer, and from April 1995 through February 1996, Chief Executive Officer, of The Scotts Company, a lawn care company. In addition, Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start up company from March 1996 to November 1999. Mr. Host holds a Bachelor of Arts degree in business and a Master of Arts degree in business from New York University.

John W. Burns, 57, has been the Company’s Chief Financial Officer since January 2000, the Company’s Secretary since May 2000 and Senior Vice President since March 2001. Mr. Burns is a Class I Director whose term expires in 2005. Prior thereto, Mr. Burns was the CFO/ Senior Vice President, Finance & Business Operations for South Shore Hospital, a regional healthcare services provider based in South Weymouth, MA, from February 1993 to February 1999. From January 1989 to December 1992, Mr. Burns was the Vice President/Treasurer and a subsidiary CFO/Vice President, Finance for Eastern Enterprises, a NYSE company engaged in energy and marine transportation. Mr. Burns has also held corporate finance and treasury positions with Allied-Signal, Citicorp Investment Bank, and International Paper. Mr. Burns holds a Master of Business Administration in Finance from New York University and a Doctor of Philosophy degree in Mathematics from Stevens Institute of Technology.

Class III Directors

Bradley J. Carver, 41, the Chief Executive Officer since June 2000 and the Interim Chairman since February 2003 has been President and Treasurer and a member of the Board of Directors since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of IGG since February 1993. Mr. Carver is a Class III director whose term expires in 2004. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of SafeScience Products, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

David W. Dube, 47, has been a director of the Company since May 1998. Mr. Dube is a Class III director whose term expires in 2004. Mr. Dube is a member of the Audit and Compensation Committees of the Board of Directors. Mr. Dube is President of Peak Capital Corporation, a corporate finance and management advisory firm. Mr. Dube was Senior Vice President and Chief Financial Officer of FAB Capital Corporation, a merchant banking and securities investment firm, and served in various additional capacities from September 1997 through October 1999. Mr. Dube was the President and Chief Executive Officer of Optimax Industries, Inc., a publicly-traded company with interests in the horticultural, decorative giftware and truck part accessories industries from July 1996 to September 1997. From February 1991 to June 1996, Mr. Dube had been the principal of Dube & Company, a financial consulting firm. Mr. Dube serves on the boards of directors of publicly-traded CareerEngine Network, Inc. and New World Wine Group, Ltd. Mr. Dube is a Certified Public Accountant in the state of New Hampshire, and holds general and principal securities licenses.

Executive Officers

In addition to Mr. Carver and Mr. Burns who are each listed as directors of the Company, the Company has the following executive officers:

Frederick E. Pierce, II, 41, has been the Company’s Vice President of Business Development since August 2002 and the Company’s Vice President of Finance and Investor Relations since June 1998. From 1994 to 1997, Mr. Pierce was at Lehman Brothers, where he was the New England private client services liaison to healthcare investment banking. Prior thereto, Mr. Pierce had over seven years experience at Kidder Peabody and Merrill Lynch. Mr. Pierce received a B.S. in chemistry from Hampshire College.

William O. Fabbri, 34, has been the Company’s General Counsel since September 2002. From September 1996 to August 2002, Mr. Fabbri was a member of the corporate department of the international law firm of

McDermott, Will & Emery. While at McDermott, Will & Emery, Mr. Fabbri was actively involved in securities offerings, public company reporting matters and various strategic corporate transactions. Mr. Fabbri holds a J.D., magna cum laude, from Boston University School of Law and received his B.A. from Wesleyan University.

PROPOSAL 2—APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN

The stockholders are being asked to approve the adoption of the Company’s 2003 Omnibus Incentive Plan. The 2003 Omnibus Incentive Plan was adopted by the Board of Directors on April 28, 2003 and a total of 1,825,000 shares were reserved for issuance thereunder.

Over the next two years, the Company plans to hire up to 30 additional employees as well as make additions to its Board of Directors and Scientific Advisory Board. To attract top-level individuals, the Company will need to grant stock option or other stock awards to most of these new additions. In addition, existing employees and Board members may receive additional stock option or other stock awards over the next two years consistent with the Company’s current compensation policies. The Board of Directors believes the remaining shares under the 2000 Stock Incentive Plan and 1998 Stock Option Plan are insufficient to achieve these aims. Therefore, the Board is seeking approval of the 2003 Omnibus Incentive Plan.

The 2003 Omnibus Incentive Plan authorizes the Board of Directors, or its committee, to grant incentive and non-qualified stock options as well as stock awards, stock appreciation rights (in connection with options), deferred stock units and performance awards. The provisions of these options, rights and awards are outlined below. The 2003 Omnibus Incentive Plan is structured to allow the Board of Directors or its committee broad discretion in creating employee equity incentives in order to assist the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business.

The following is a summary of the 2003 Omnibus Incentive Plan. Please review the copy of the 2003 Omnibus Incentive Plan attached as Appendix A hereto for its complete terms.

Background

The 2003 Omnibus Incentive Plan was established to provide motivation to certain employees, officers, consultants and advisors, and non-employee directors, of the Company and its subsidiaries by providing incentives to such persons either through cash payments and/or through the ownership and performance of the Common Stock. The 2003 Omnibus Incentive Plan is intended to align the interests of such persons with those of the Company’s shareholders.

Shares Available

The aggregate number of shares of Common Stock available for grants under the 2003 Omnibus Incentive Plan during its term will be 1,825,000 shares. Such shares may be authorized but unissued shares, or treasury shares.

Administration

The 2003 Omnibus Incentive Plan provides for administration by a committee of the Board of Directors (the “Committee”). The Committee may consist of two or more members of the Board of Directors who are (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or such other members of the Board of Directors. The Committee will have the responsibility, in its sole discretion, to control, operate, manage and administer the 2003 Omnibus Incentive Plan in accordance with its terms. The Committee is authorized, subject to the provisions of the 2003 Omnibus Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2003 Omnibus Incentive Plan and to make such determinations and interpretations and to take such action in connection with the 2003 Omnibus Incentive Plan and any Awards (as defined below) as it deems necessary or advisable. Among the Committee’s powers are the authority to determine eligibility for participation in the 2003 Omnibus Incentive Plan and determine the form, amount and other terms and conditions of Awards. The Committee also has the power to modify or waive restrictions on Awards, to amend Awards and to grant extensions and accelerations of Awards.

Eligibility for Participation

All employees, officers and directors of the Company and its subsidiaries, as well as consultants and advisors to the Company or any of its subsidiaries, will be eligible to participate in the 2003 Omnibus Incentive Plan and to receive awards under the 2003 Omnibus Incentive Plan. The selection of participants is within the discretion of the Committee.

Maximum Individual Awards

The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in cash, Common Stock, or a combination of both) that may be granted to any single participant in any one calendar year is 300,000 shares (subject to adjustment).

Types of Awards

The 2003 Omnibus Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) deferred stock units and (5) performance awards (collectively, “Awards”). Awards may constitute Performance-Based Awards, as described below.

Stock Options

A stock option consists of a right to purchase shares of Common Stock. Stock options may be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise, and the option’s exercise price, which cannot be lower than the fair market value of the Common Stock on the date of grant; however, the exercise price of any non-qualified stock option may be lower than the fair market value of the Common Stock on the date of grant if the Committee – in its sole discretion and due to special circumstances – determines otherwise on the date of grant. Stock options cannot be exercised after the tenth anniversary of their date of grant, and the Committee will otherwise determine when each stock option becomes vested and exercisable. Stock options may also be subject to such other terms and conditions, as be determined by the Committee in its sole discretion. The stock option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, or by a combination of these methods. In the sole discretion of the Committee, payment of the exercise price may also be made by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 2003 Omnibus Incentive Plan.

Stock Appreciation Rights

A stock appreciation right is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the fair market value, or other specified valuation (which shall not be greater than the fair market value), of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than fair market value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each stock appreciation right shall be subject to such terms and conditions, as the Committee shall impose in its sole discretion.

Stock Awards

A stock award consists of a grant of shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. A participant who has been granted a stock award will have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

Deferred Stock Units

Deferred stock units consist of a right to receive a specified number of shares of Common Stock at the end of a specified period, subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the deferred stock units that will be paid out or distributed to the participant who has been granted deferred stock units.

Performance Awards

A performance award consists of a right to receive a specified number of shares of Common Stock or cash at the end of a specified period, subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance awards that will be paid out or distributed to the participant who has been granted performance awards.

Performance-Based Awards

Certain Awards granted under the 2003 Omnibus Incentive Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon one or more of the following factors: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs; or any combination of the foregoing.

With respect to Performance-Based Awards that are not stock options or SARs based solely on the increase in the fair market value of Common Stock after the grant of Awards: (i) the Committee shall establish in writing, (x) the objective performance-based goals applicable to a given period and (y) the individuals or class of individuals to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed); (ii) no Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and (iii) the Committee may reserve the right in the Award to reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon attainment of the performance goal.

Change in Control

If there is a change in control of the Company, the Committee, in its sole discretion, may determine that all or a portion of each outstanding Award shall become fully exercisable, if applicable, upon the Change in Control or at such other date or dates that the Committee may determine, and that any vesting and forfeiture restrictions shall lapse at such date or dates. In addition, the Committee, in its sole discretion, may determine that, upon the occurrence of a change in control of the Company, all or a portion of certain outstanding stock options and stock appreciation rights will terminate within a specified number of days after notice to the holders, and each such holder will receive, with respect to each share of Common Stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such stock option or stock appreciation right. Such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, will determine. Also, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company, or that an Award may be substituted by a similar award under such entity’s compensation plans.

Termination of Employment or Service

If a participant’s employment or service as an employee, officer, director, advisor or consultant is terminated due to death or disability, all non-vested portions of stock options held by the participant will immediately be forfeited and all vested portions of stock options held by the participant will remain exercisable until the earlier of (i) the end of the 12-month period following the date of death or termination of employment, or (ii) the date the stock options would otherwise expire. If a participant’s employment is terminated by the Company for cause, all stock options held by a participant, whether vested or non-vested, will immediately be forfeited by such participant. If a participant’s employment is terminated for any reason other than for cause or other than due to death or disability, all non-vested portions of stock options held by the participant will immediately be forfeited and all vested portions of stock options held by the participant will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of employment, or (ii) the date the stock options would otherwise expire. The exercisability of stock options after a termination of employment or service may also be varied from the terms described above if different terms are provided in individual stock option agreements.

The effect of a termination of employment or service under Awards other than stock options shall be as provided in the grant agreement for the Award.

Other Terms of Awards

The 2003 Omnibus Incentive Plan provides that Awards are not transferable otherwise than by will or the laws of descent and distribution or, in the case of Awards other than incentive stock options, pursuant to a qualified domestic relations order under Section 414(p) of the Code; however, the Committee may permit the transferability of a nonqualified stock option by a participant, as a gift to members of the participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, provided the participant receives no consideration for the transfers and all such transferred options will be subject to the same terms and conditions as were applicable immediately prior to the transfer.

The Board may amend, suspend, or terminate the 2003 Omnibus Incentive Plan at any time with or without prior notice, provided that such action does not reduce the amount of any outstanding Award or change the terms and conditions of any outstanding Award without the participant’s consent. No amendment of the 2003 Omnibus Incentive Plan will, without the approval of the stockholders of the Company, increase the total number of shares which may be issued under the 2003 Omnibus Incentive Plan, or increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual.

The Company, or the applicable subsidiary, may require a participant to reimburse the corporation which employs such participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity with respect to any Award, and the corporation or entity which employs such participant has the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the participant upon such terms and conditions as the Committee shall prescribe, which may include withholding shares of Common Stock underlying any Award.

The 2003 Omnibus Incentive Plan contains provisions for equitable adjustment of Awards in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of Awards under the 2003 Omnibus Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this document, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary. Each participant should consult his or her own tax advisor regarding the federal, state or local tax consequences of their participation in the plan.

Incentive Stock Options.    Incentive stock options (“ISOs”) granted under the 2003 Omnibus Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period – thereby making a “disqualifying disposition” – the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights.    Non-qualified stock options (“NSOs”) granted under the 2003 Omnibus Incentive Plan are options that do not qualify as ISOs. A participant who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (i.e., the “Deferral Period”)) for any individual who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under “Other Awards”), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or a SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NSO by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will he entitled to an equivalent tax deduction.

Other Awards.    With respect to other Awards under the 2003 Omnibus Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

With respect to Awards under the 2003 Omnibus Incentive Plan that are settled in shares of Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture – absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”) – a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such Award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 2003 Omnibus Incentive Plan will be subject to both wage withholding and other employment taxes.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents.    To the extent Awards under the 2003 Omnibus Incentive Plan earn dividend or dividend equivalents, whether paid currently or credited to an account established under the 2003 Omnibus Incentive Plan, a participant generally will recognize ordinary income with respect to such dividend or dividend equivalents.

Change in Control.    In general, if the total amount of payments to a participant that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including payments under the 2003 Omnibus Incentive Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and Performance-Based Awards granted under the 2003 Omnibus Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

Regulation

The 2003 Omnibus Incentive Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of ERISA.

Interests of Certain Persons

As of April 30, 2003, 1,825,000 shares of Common Stock were reserved to be granted under the 2003 Omnibus Incentive Plan. The Company has not approved or granted any stock options or other awards to date under the 2003 Omnibus Incentive Plan. Accordingly future awards are not determinable at this time.

All executive officers and directors of the Company are eligible for awards under the 2003 Omnibus Incentive Plan. All directors have voted for the approval of the proposal to adopt the 2003 Omnibus Incentive

Plan. Messrs. Carver, Burns, Pierce and Host are also stockholders in the Company, and may vote their shares for approval of the adoption of the 2003 Omnibus Incentive Plan.

The closing price for the Company’s Common Stock on April 30, 2003, as reported on the Nasdaq, was $0.40 per share.

REQUIRED VOTE

Approval of the 2003 Omnibus Incentive Plan requires the affirmative vote of a majority of shares of Common Stock present at the Annual Meeting in person or represented by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants (“Deloitte”), as the auditors of the Company for the 2003 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

If the appointment of Deloitte for the 2003 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Change in Registrant’s Certifying Accountant

On April 12, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP (“Andersen”). The decision to dismiss Andersen and engage Deloitte to serve as the Company’s independent public accountants to audit its financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 was made by the Audit Committee and ratified by the Board of Directors.

Andersen’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Andersen’s report for the year ended December 31, 2000 expressed an unqualified opinion and included an explanatory paragraph concerning substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 1999 and 2000, respectively, and the subsequent interim period through April 12, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 12, 2002, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

During the Company’s fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 19, 2002, the date on which Deloitte was engaged, the Company did not consult with Deloitte regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

REQUIRED VOTE

Ratification of the selection of Deloitte as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the

Annual Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2003 FISCAL YEAR.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during 2002, 2001 and 2000 for services rendered during such period by the chief executive officer, chief financial officer and vice president of business development (the “named executive officers”). No other executive officer of the Company had aggregate compensation from the Company exceeding $100,000 in 2002.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Position(s)	Year	Salary	Bonus	Securities Underlying Options (2)	All Other Compensation
Bradley J. Carver, Chief Executive Officer, President and Treasurer (1)	2002 2001 2000	$220,000 $191,667 $180,000	$13,805 $35,000 —	131,000 69,400 12,057	$ 302 (3) $1,795 (4) $2,071 (4)

John W. Burns, Senior Vice President and Chief Financial Officer	2002 2001 2000	$200,000 $178,750 $155,359	$10,458 $25,000 —	100,000 125,400 103,802	$2,683 (4) $2,033 (4) $1,187 (4)

Frederick E. Pierce, II, Vice President of Business Development (5)	2002	$150,000	$5,883	50,000	$2,049 (4)

(1)	In June 2000, Mr. Carver was appointed to the additional position of Chief Executive Officer, and in February 2003, Mr. Carver was elected Chairman of the Board on an interim basis.
(2)	Reflects options granted during specified year, including options granted related to prior year performance.
(3)	Consists of life and long-term disability insurance premiums.
(4)	Consists of transportation-related payments and life and long-term disability insurance premiums.
(5)	In August 2002, Mr. Pierce was appointed to the position of Vice President of Business Development. Prior to August 2002, Mr. Pierce was Vice President of Finance and Investor Relations. Mr. Pierce’s compensation for 2002 reflects all 2002 compensation.

Option Grant Table.    The following table set forth certain information regarding options granted during the year ended December 31, 2002 to the named executive officers.

Option Grants During Year Ended December 31, 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%($)	10%($)
Bradley J. Carver	131,000 (3)	20.2%	$2.09	1/3/12	$172,185	$436,351
John W. Burns	100,000 (3)	15.4%	$2.09	1/3/12	$131,439	$333,092
Frederick E. Pierce, II	50,000 (3)	7.7%	$2.09	1/3/12	$ 65,719	$166,546

(1)	Based on options to purchase an aggregate of 648,500 shares granted to officers and employees during the fiscal year ended December 31, 2002.
(2)	These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the SEC and do not represent the Company’s estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Common Stock. Values are net of the option exercise prices, but do not include deductions for taxes or other expenses associated with the exercise.
(3)	The options vest quarterly in equal installments over a three-year period.

Year-end Option Table.    The following table sets forth certain information regarding options exercised during the year ended December 31, 2002 by the named executive officers.

AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 2002

AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised Options at Fiscal Year-End (1)
Name	Number of Shares Acquired On Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley J. Carver	—	—	75,123	87,334	0	0
John W. Burns	—	—	151,535	126,667	0	0
Frederick E. Pierce, II	—	—	86,820	52,084	0	0

(1)	Value is based on the closing price of the Common Stock on December 31, 2002 of $0.46 less the applicable option exercise price.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2002, the Board of Directors met 12 times. During fiscal year 2002, no director of the Company who was a director for the entire year attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees to which he was a member. Mr. Hanson, who became a Board member in September 2002, attended all meeting of the Board and committees to which he was a member for the remainder of 2002.

The Board of Directors has an Audit Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Audit Committee recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The members of the Audit Committee are independent within the meaning of the Listing Standards of the National Association of Securities Dealers. The Audit Committee held five meetings during 2002.

The Board of Directors also has a Compensation Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Compensation Committee administers the Company’s 1998 Stock Option Plan, the Company’s 2000 Stock Incentive Plan, will administer the 2003 Omnibus Incentive Plan, if approved, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. The Compensation Committee held five meetings during 2002.

Resignation of Director

In a letter to Bradley J. Carver dated February 24, 2003, Brian Hughes submitted his resignation from the Board of Directors of the Company. Mr. Hughes expressed concern about the Company’s ability to attract or retain a full team of scientific, medical and regulatory personnel. Mr. Hughes indicated an inability to convince the Board of Directors of changes he believed were necessary.

The Company does not disagree with Mr. Hughes as to the importance of attracting and retaining scientific, medical and regulatory personnel and has in fact attracted many experienced and highly qualified individuals. However, the views of other members of the Board of Directors and management as to the personnel necessary to best accomplish the Company’s goals differed from those of Mr. Hughes. Other directors and management also differed with Mr. Hughes as to the number of full-time scientific management level positions necessary for the Company to fill at its current stage of development.

Within the last nine months, Drs. Daniel Von Hoff and Philip W. Kantoff, both internationally recognized leaders in clinical and preclinical cancer research, and Paul Vilk, an experienced regulatory affairs officer in the area of oncology, have joined the Company’s Scientific Advisory Board; Dr. Bruce Zetter, an internationally recognized leader in clinical and preclinical cancer research, has assumed the position of Chairman of the Scientific Advisory Board; Michael Hanson, an industry veteran with 25 years management experience at Eli Lilly, joined the Company’s Board of Directors; and Dr. Mark Staples, a 20 year veteran of the biotechnology industry, joined the Company as Vice President of Development and Manufacturing. In addition, the Company has brought in, as employees or consultants, individuals with significant experience in preclinical and toxicology matters and regulatory and legal matters. The Company has also recruited individuals at major academic medical centers to conduct work to better understand the mechanism of action of GCS-100.

The Company believes it has been successful in attracting experienced and high quality individuals consistent with its needs and will be looking to selectively add individuals based on the Company’s development needs as they progress.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company, of which all independent directors are members, determines the cash and other incentive compensation, if any, to be paid to the Company’s executive officers and key employees.

Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined pursuant to employment agreements entered into with executive officers with reference to market norms. For 2002, bonus compensation (both cash and options) was based on a number of factors relating to the Company’s financial and non-financial performance, including fund raising, operating within budget, enhancing market value of the Company, developing GCS-100, enhancing the Company’s drug pipeline and expanding the Company’s intellectual property portfolio. Bonus payments are made at the discretion of the Compensation Committee at the end of the year.

Equity-based compensation is comprised of stock option grants. The Company believes that equity-based compensation closely aligns the economic interest of the Company’s executive officers with the economic interests of the Company’s shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. The Compensation Committee retains an outside executive compensation firm to provide consulting services and recommendations regarding executive compensation, particularly with respect to peers in the biotechnology industry. Executive compensation decisions and grants of stock options made by the Compensation Committee were based in large part upon such recommendations.

The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the other executive officers. Mr. Carver’s base salary for 2002 was $220,000. In March 2003, Mr. Carver received a $13,805 bonus and an option for 78,000 shares of common stock at an exercise price of $0.27 per share for 2002. In establishing Mr. Carver’s compensation, the factors described above are taken into account. The Compensation Committee believes that Mr. Carver’s compensation, including salary, bonus and stock options, falls within the Company’s compensation philosophy and are within industry norms. The Company retained an independent compensation consultant to help the Company develop a formal compensation policy. Based upon a review of peer companies and the industry in which the Company operates, the independent compensation consultant provided the Company with a report on option grants to existing employees and new hires, as well as a cash bonus plan. The objective of a formal compensation policy is to enable the Company to attract and retain qualified executives, and reward executives for performance against a number of Company goals agreed upon for the long-term maximization of shareholder value. The Compensation Committee has implemented this policy against which to assess executive compensation.

The above report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Compensation Committee

David W. Dube

Michael E. Hanson

Theodore J. Host

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2002, Mr. Dube, Mr. Hanson, Mr. Host and Mr. Hughes served on the Compensation Committee. During the 2002 fiscal year, all executive officer compensation decisions were made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee during the 2002 fiscal year was an officer of the Company.

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and attached as Appendix B to this proxy statement, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 11, 2003 (“Form 10-K”). Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with Deloitte & Touche LLP, our independent auditors who have audited our financial statements for the year ended December 31, 2002, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company’s Form 10-K.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

AUDIT COMMITTEE

David W. Dube

Michael E. Hanson

Theodore J. Host

Audit Fees

The Company estimates that the aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K as well as review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q equal approximately $75,000 and $102,500 for the years ended December 31, 2001 and 2002, respectively. The Company estimates that the aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and work performed in connection with an audit of the Company’s financial statements for the year ended December 31, 2001 prior to the Company’s dismissal of Arthur Andersen LLP, equal approximately $155,500. Arthur Andersen LLP did not render any professional services for the Company’s annual and quarterly financial statements for 2002.

Audit-Related Fees

The Company did not pay any fees for audit-related services to its independent auditors in either 2002 or 2001.

Tax Fees

The aggregate fees for tax services in 2002 rendered by Deloitte & Touche LLP equal approximately $10,875. Deloitte & Touche LLP did not render any such services in 2001. The aggregate fees for tax services for 2001 rendered by Arthur Andersen LLP equal approximately $19,900. Arthur Andersen LLP did not render any such services in 2002. These fees include work performed by the independent auditors primarily with respect to tax filings and tax planning.

All Other Fees

The aggregate fees for all other services for 2002 rendered by Deloitte & Touche LLP equal approximately $159,300. Deloitte & Touche LLP did not render any such services in 2001. The aggregate fees for all other services for 2001 rendered by Arthur Andersen LLP equal approximately $72,600. Arthur Andersen LLP did not render any such services in 2002. These fees include work performed by the independent auditors primarily with respect to matters related to the formation of the Company’s joint venture with Elan International Services, Ltd. (“EIS”) and maintenance of its Nasdaq listing in 2001, matters related to the accounting treatment for warrants issued in 2001, filings with the Securities and Exchange Commission during 2001 and 2002 other than annual and quarterly reports and matters related to the termination of the Company’s joint venture with EIS in 2002.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent auditors during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditors.

Director Compensation

Commencing January 2002, the Company’s directors who are not employees of the Company receive cash compensation for their services equal to $2,000 per month, replacing the prior meeting-based compensation. In addition, commencing May 2003, each director who serves on the Audit Committee receives $7,500 per year and each director who serves on the Compensation Committee receives $3,500 per year. Each Director who is not also an employee of the Company receives every two years incentive stock options to purchase 20,000 shares of Common Stock. The exercise price of such options equals the higher of the average of the closing price of the

Common Stock during the 20 trading days prior to the date of grant or the closing price on the date of grant of the options. The options bear a term of ten years from the date of the grant and vest quarterly over a two-year period; provided, that such vesting shall cease in the event the Director ceases to be a Director, in which case the shares vested prior thereto remain vested and exercisable for the remainder of the ten-year term. The following biennial option grants have been made under this arrangement to non-employee Directors:

Date of Grant	# of Shares	Exercise Price
12/1/98	20,000	$5.50
12/7/00	20,000	$2.35
4/28/03	20,000	$0.40

Mr. Hanson received his biennial option as a grant to outside directors of 20,000 shares of Common Stock at an exercise price of $0.53 on September 12, 2002. Also, on September 19, 2001, each non-employee member of the Board of Directors was awarded an option to purchase 25,000 shares of Common Stock under the Company’s 2000 Stock Incentive Plan, which, going forward, the Company has granted to each new non-employee director. The exercise price of such options is the higher of the average of the closing stock price on the 20 trading days preceding the date of grant or the closing price on the date of grant of the options. The options have a term of ten years and are fully vested.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Carver and Burns were not compensated for their services as directors in 2002.

Employment Contracts

Carver Employment Agreement

The Company has an employment agreement with Mr. Carver, as CEO and President of the Company, effective as of June 30, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on June 30, 2005, provided that if Mr. Carver is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The employment agreement provides that Mr. Carver is entitled to an annual base salary of $220,000, subject to any increases approved by the Compensation Committee, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Carver meeting certain performance targets established by the Compensation Committee. Mr. Carver’s annual base salary was raised to $228,800, effective May 1, 2003.

Under the terms of the employment agreement, if the Company terminates Mr. Carver’s employment other than for Cause (as defined in the employment agreement), or Mr. Carver terminates his employment for Good Reason (as defined in the employment agreement), then the Company shall continue to pay such executive his annual base salary and health benefits in effect at the time of termination for a period of 12 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Carver earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or five years.

In the event of termination of the employment of Mr. Carver by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Carver, the Company shall pay to Mr. Carver or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Carver through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Carver for Cause, or Mr. Carver terminates his employment with the Company without Good Reason, the Company shall pay Mr. Carver his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Carver under his employment agreement.

Under the terms of the employment agreement, Mr. Carver is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one year period following termination, Mr. Carver shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Carver is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

Mr. Carver has been granted options whose vesting accelerates in the event of a change in control of the Company as defined in the 2000 Stock Incentive Plan.

Burns Employment Agreement

The Company has an employment agreement with Mr. Burns, as CFO and Senior Vice President of the Company, effective as of September 12, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on September 12, 2005, provided that if Mr. Burns is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The employment agreement provides that Mr. Burns is entitled to an annual base salary of $200,000, subject to any increases approved by the Compensation Committee, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Burns meeting certain performance targets established by the Compensation Committee. Mr. Burns’ annual base salary was raised to $208,000, effective May 1, 2003.

Under the terms of the employment agreement, if the Company terminates Mr. Burns’ employment other than for Cause (as defined in the employment agreement), or Mr. Burns terminates his employment for Good Reason (as defined in the employment agreement), then the Company shall continue to pay such executive his annual base salary and health benefits in effect at the time of termination for a period of 9 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Burns earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or three years.

In the event of termination of the employment of Mr. Burns by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Burns, the Company shall pay to Mr. Burns or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Burns through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Burns for Cause, or Mr. Burns terminates his employment with the Company without Good Reason, the Company shall pay Mr. Burns his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Burns under his employment agreement.

Under the terms of the employment agreement, Mr. Burns is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one year period following termination, Mr. Burns shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Burns is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

Mr. Burns has been granted options whose vesting accelerates in the event of a change in control of the Company as defined in the 2000 Stock Incentive Plan.

Certain Relationships and Related Transactions

David Platt

The Company entered into a termination agreement with David Platt, its former chief executive officer and Chairman of the Board of Directors and current 5% stockholder, as of June 1, 2000. Pursuant to the terms of the termination agreement, the Company agreed to continue to pay Dr. Platt his salary of $180,000 he received as chief executive officer through June 29, 2002, subject to certain terms and conditions. The Company provided health insurance for Dr. Platt through June 29, 2002. Dr. Platt’s obligations, including, among other things, confidentiality, use or disclosure of company materials, assignment of inventions and non-competition contained in his employment agreement with the Company dated June 29, 1999 continued to be in effect. In addition, Dr. Platt agreed not to sell or otherwise transfer his shares or options in the Company prior to June 29, 2002, and in consideration thereof, the Company granted certain piggyback, or incidental, registration rights. Dr. Platt agreed to reimburse the Company approximately $85,000 for certain personal expenses and loans out of the proceeds of any sales by him of the Company’s stock.

On January 7, 1994, as amended on April 14, 1999, the Company’s subsidiary, IGG, entered into a licensing agreement with Dr. Platt to pay Dr. Platt a royalty of two percent (2%) of the net sales of the Company’s GCS-100 product. The Company also agreed to pay all of the costs to procure and maintain any patents granted under that agreement. The agreement includes a requirement that the royalties paid in the sixth year of this agreement and all subsequent years meet a minimum threshold of $50,000. The parties executed an amendment to the agreement to delay the first year of this minimum threshold from 1999 to 2002. If this threshold is not met (or if the Company does not pay Dr. Platt the difference between the amount of actual royalties and $50,000), Dr. Platt may terminate the agreement and retain the patent rights. The Company may terminate the agreement on sixty days’ notice. The Company has made a royalty payment of $50,000 for 2002.

Brian Hughes

The Company agreed to compensate Mr. Hughes, our former Chairman of the Board of Directors, for services rendered beyond his role as a director in the amount of $1,200 per day, effective October 1, 2001. This arrangement was terminated in July 2002. Mr. Hughes received $28,681 in connection therewith for the period January 1, 2002 to June 30, 2002.

Elan

On December 18, 2002, the Company entered into a termination agreement with Elan for the termination of Elan’s and the Company’s joint venture, SafeScience Newco. Pursuant to the termination agreement, the Company acquired the preferred shares of SafeScience Newco held by Elan in exchange for a royalty interest on certain future revenues and payments related to GCS-100. Under the termination agreement, such royalty payments, if any, are to be offset by certain development costs incurred by the Company. The Company regained all intellectual property, development and marketing rights to GCS-100. The Company now owns 100% of the outstanding stock of SafeScience Newco. The Company retained the right to use Elan’s proprietary drug delivery technology in the field of oncology for GCS-100.

A discounted cash flow analysis was applied to both the estimated future royalty payments and the offsetting development costs to be incurred by the Company to measure the cost of the acquisition and the related liability. The valuation of the royalty liability was determined using an income approach, discounted based on the estimated likelihood that such payments will ultimately be required. Based upon this analysis, the Company believes that the fair value of the development costs to be reimbursed by Elan approximates the fair value of the estimate future royalty payments, accordingly no liability for the future contingent royalty payments has been reflected in the Company’s financial statements.

In connection with the joint venture termination, the exchange feature of GlycoGenesys Series A preferred stock, which allowed Elan to convert its Series A preferred stock into an additional 30% interest in SafeScience Newco, and the mandatory redemption feature were cancelled. Each share of GlycoGenesys Series A preferred stock is now only convertible into 1,000 shares of GlycoGenesys common stock at $2.43 a share. The Company issued 1,209.07 shares of Series A preferred stock to Elan representing the acceleration of dividends on the Series A preferred stock through September 2004, which were originally scheduled to be paid annually through July 2007. In addition, the Company received approximately $1.9 million for net reimbursement of research and development expenditures relating to GCS-100 and issued Elan 1,176.47059 shares of GlycoGenesys Series B convertible preferred stock, each share convertible into 1,000 shares of GlycoGenesys common stock at $1.70 per share.

SafeScience Newco was formed in July 2001 by the Company and Elan. In connection with the formation, EIS was issued 4,944.44 shares of the Company’s Series A preferred stock valued at $12,015,000. The Series A Preferred Stock was, at EIS’s option, exchangeable for preferred shares of SafeScience Newco, issued to the Company and representing 30.1% of the outstanding shares of SafeScience Newco. The Company used the $12,015,000 from its issuance of the Series A Preferred Stock to acquire 100% of the voting common shares of

SafeScience Newco and 60.2% of the preferred shares of SafeScience Newco, which represented 80.1% of the outstanding shares of SafeScience Newco. In addition, EIS contributed $2,985,000 to SafeScience Newco to acquire 39.8% of the preferred shares of SafeScience Newco, which represented 19.9% of the outstanding shares of SafeScience Newco. In addition, Elan granted SafeScience Newco a license to Elan’s proprietary drug delivery technology for a license fee of $15,000,000 and the Company granted SafeScience Newco, Ltd. a license to GCS-100 in the field of oncology as an integral part of these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the Company’s knowledge, as of April 30, 2003 (unless otherwise noted), the beneficial ownership of the Company’s Common Stock by (i) persons who beneficially own more than 5% of the Company’s Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Beneficially Owned Shares	Percent of Class (1)
Elan International Services, Ltd. (2)	4,276,089	11.1%
Britannia Holdings Limited (3)	4,152,427	10.8%
Mitchell P. Kopin (4)	2,776,170	7.2%
David Platt (5)	2,417,050	6.5%
Bradley J. Carver (6)	2,701,226	7.2%
John W. Burns (7)	246,813	*
Theodore J. Host (8)	97,899	*
David W. Dube (9)	70,000	*
Michael E. Hanson (10)	13,750	*
Frederick E. Pierce, II (11)	111,580	*
Directors and Executive Officers as a group (7 persons) (12)	3,254,784	8.6%

*Represents less than 1% of the outstanding shares of Common Stock.

(1)	The information presented with respect to stock ownership and related percentage information is based on Common Stock as a percentage of the aggregate number of shares of Common Stock outstanding. The number of shares of Common Stock outstanding, 37,373,780, does not include shares issuable upon the conversion of outstanding preferred stock, exercise of outstanding warrants or stock options or shares reserved for issuance pursuant to the 1998 Stock Option Plan and 2000 Stock Incentive Plan. In determining the percent of class owned by each stockholder, the numerator includes the number of shares of outstanding Common Stock held by such stockholders plus all shares of Common Stock that such stockholder has the right to acquire within 60 days of April 30, 2003, the date on which beneficial ownership is being determined. The denominator includes the total number of shares of Common Stock outstanding held by all stockholders plus all shares of Common Stock which such stockholder has the right to acquire within 60 days of April 30, 2003.
(2)	Includes 978,884 shares issuable upon the exercise of warrants within 60 days of April 30, 2003. The business address of Elan International Services, Ltd. is 102 St. James Court, Flatts, Smith Parish, Bermuda FL 04.
(3)	According to information contained in a Schedule 13G/A filing with the Securities and Exchange Commission on February 6, 2003, Britannia Holdings Limited has sole voting and sole dispositive power with respect to 3,177,076 shares of Common Stock and 975,351 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 30, 2003. The address of Britannia Holdings Ltd. is Suites 3 & 4, Pollet House, Le Pollet, St. Peter Port, Guernsey Channel Islands, GY14LA.
(4)	According to information contained in a Schedule 13G filing with the Securities and Exchange Commission on February 7, 2003, Mr. Kopin has voting and dispositive power with respect to a total of 1,502,427 shares of Common Stock and 1,274,942 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 30, 2003 held by Cranshire Capital, L.P. and EURAM Cap Strat. “A” Fund Limited. The address of Mr. Kopin is 666 Dundee Road, Suite 1901, Northbrook, IL 60062.
(5)	The home address of Dr. Platt is 12 Appleton Circle, Newton, MA 02459.
(6)	Includes 92,540 shares issuable upon exercise of options within 60 days of April 30, 2003. The business address of Mr. Carver is c/o GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116.

(7)	Includes 193,287 shares issuable upon exercise of warrants and options within 60 days of April 30, 2003.
(8)	Includes 79,783 shares issuable upon exercise of warrants and options within 60 days of April 30, 2003.
(9)	Consists of 70,000 shares issuable upon exercise of options within 60 days of April 30, 2003.
(10)	Consists of 13,750 shares issuable upon exercise of options within 60 days of April 30, 2003.
(11)	Includes 105,580 shares issuable upon exercise of options within 60 days of April 30, 2003.
(12)	Includes 568,456 shares issuable upon exercise of warrants and options within 60 days of April 30, 2003.

Equity Compensation Plan Information

as of December 31, 2002

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	1,387,115	$2.69	1,332,743
Equity compensation plans not approved by security holders (3)	30,000	$3.00	0
Total	1,417,115	$2.69	1,332,743

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.
(2)	Consists of SafeScience, Inc. 1998 Stock Option Plan and GlycoGenesys, Inc. 2000 Stock Incentive Plan, as amended.
(3)	Consists of 1996 Non-Qualifying Stock Option Plan. The 1996 Non-Qualifying Stock Option Plan (the “1996 Plan”) provides for the grant of non-qualified stock options for an aggregate of 500,000 shares to employees, officers, directors, consultants and advisors of the Company. The 1996 Plan is administered by the Compensation Committee which has the discretion to determine the amount, price, vesting and term of options granted under the 1996 Plan, provided however, that no option may have a term longer than ten years and no option may be granted more than 10 years after the effective date of the 1996 Plan. The exercise price of options granted under the 1996 Plan may be paid in cash, or at the discretion of the Compensation Committee, in shares of Common Stock of the Company (owned for at least 30 days) having a fair market value equal to the aggregate exercise price.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of Common Stock of the Company from December 31, 1997 through December 31, 2002 to cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index for the same period of time. The graph assumes $100 is invested in the Company’s stock and in each of the two indexes at the closing market quotations on December 31, 1997 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

This stock price performance graph shall not be deemed to be incorporated by reference by an general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER PROPOSALS

If any stockholder of the Company intends to present a proposal for consideration at the next annual meeting of stockholders anticipated to be held in June 2004 and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the main office of the Company no later than January 28, 2004. Any such proposal shall be sent to the attention of the Secretary of the Company at Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116. If a shareholder proposal is introduced at the 2004 annual meeting of stockholders without any discussion of the proposal in the Company’s proxy statement and the stockholder does not notify the Company on or before April 12, 2004 of the intent to raise such shareholder proposal at the Annual Meeting, the proxies received by the Company for the 2004 annual meeting of stockholders will be voted by management in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that all Section 16(a) reports required to be filed for such persons had been filed, the Company believes that during the fiscal year ended December 31, 2002 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them except for the inadvertent late filing of a Form 3 by each of Christopher Szustkiewicz, William Fabbri, Patrick Joyce and Frederick Pierce and a Form 4 by Theodore Host, Frederick Pierce and three Form 4s by Patrick Joyce.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. The Company has also engaged the firm of W.F. Doring & Co., Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $6,000, plus reimbursement of out-of-pocket expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Insofar as any of the information in the proxy statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

By:	/s/ BRADLEY J. CARVER
Bradley J. Carver Chief Executive Officer and President

May 12, 2003

Appendix A

GLYCOGENESYS, INC.

2003 OMNIBUS INCENTIVE PLAN

1.    Purpose.    The purpose of the GlycoGenesys, Inc. 2003 Omnibus Incentive Plan (the “Plan”) is to provide (i) officers and key employees of GlycoGenesys, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the “Board”), with the opportunity to acquire shares of the Common Stock of the Company (“Common Stock”) or receive monetary payments based on the value of such shares or upon the satisfaction of other performance criteria intended to enhance the value of such shares. The Company believes that the Plan will enhance the incentive for Participants (as defined in Section 3) to contribute to the growth of the Company, thereby benefiting the Company and the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2.    Administration.

(a)    Committee.    The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b)    Authority of Committee.    The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals. Any act of the Committee with respect to the Plan may only be undertaken and executed with the affirmative consent of at least two-thirds of the members of the Committee.

(c)    Responsibility of Committee.    No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

(d)    Delegation of Authority.    The Board may delegate to the President of the Company the authority to (i) make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards. The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Board (as required under applicable law). If the President makes grants pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the “Committee” as they relate to making such grants shall be deemed to refer to the President.

3.    Participants.    All employees, officers and directors of the Company and its subsidiaries (including members of the Board who are not employees), as well as consultants and advisors to the Company or its subsidiaries, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and consultants and advisors who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4.    Types of Awards.    Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Deferred Stock Units, and (e) Performance Awards (each as described below, and collectively, “Awards”). Awards may constitute Performance–Based Awards, as described in Section 10. Each Award shall be evidenced by a written agreement between the Company and the Participant (an “Agreement”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5.    Common Stock Available under the Plan.    The aggregate number of shares of Common Stock that may be subject to Awards shall be 1,825,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any one calendar year shall be 300,000 shares. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6.    Stock Options.    Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options that do not constitute Incentive Stock Options (“Nonqualified Stock Options”). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a)    Exercise Price.    The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined in Section 16) of a share of Common Stock on the date the Stock Option is granted.

(b)    Payment of Exercise Price.    The Exercise Price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

(c)    Exercise Period.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

(d)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or a parent or subsidiary of the Company, and only at an Exercise price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e)    Termination of Employment, Disability or Death.

(1)    Except as provided below or in an Agreement, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in Paragraph (5) below), death or termination for Cause (as defined in Paragraph (5) below), any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(2)    In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(3)    In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(4)    If the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(5)    For purposes of this Section 6(e):

(A)    The term “Company” shall mean the Company and its subsidiary corporations.

(B) “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(C) “Cause” shall mean, except to the extent specified otherwise by the

Committee, a finding by the Committee that the Participant has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

7.    Stock Appreciation Rights.    Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for no consideration upon termination of employment.

8.    Restricted Stock Awards.    Restricted Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Restricted Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.    Deferred Stock Units.    Deferred Stock Units shall provide a Participant with the right to receive a specified number of shares of Common Stock at the end of a specified period. The Committee shall have complete discretion in determining the number, vesting and time of payment of Common Stock with respect to Deferred Stock Units granted to each Participant, as set forth in the Agreement. The Committee may condition the vesting or payment of Deferred Stock Units upon the attainment of specific performance goals, or subject Deferred Stock Units to such other terms and conditions as the Committee deems appropriate and as set forth in the Agreement, including, without limitation, provisions for the forfeiture of Deferred Stock Units (and the Common Stock payable thereunder) for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

10.    Performance Awards.     Performance Awards shall provide a Participant with the right to receive a specified number of shares of Common Stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each Participant. The Committee may condition the vesting or payment of Performance Awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

11.    Performance-Based Awards.    Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing. With respect to Performance-Based Awards that are not Stock Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

12.    Adjustments to Awards.    In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment to the terms of any Awards or the number of shares of Common Stock that are subject to Awards, such adjustment shall be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

13.    Change in Control.

(a)    Effect.    In its sole discretion, the Committee may determine that, upon the occurrence of a Change in Control (as defined below), all or a portion of each outstanding Award shall become exercisable or payable in full (if applicable, and whether or not then exercisable), either upon the Change of Control or at such other date or dates that the Committee may determine, and that any forfeiture and vesting restrictions thereon shall lapse on such date or dates. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b)    Defined.    For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(1)    a tender offer (or series of related offers) shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

(2)    the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(3)    the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company; or

(4)    a Person (as defined below) shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

For purposes of this Section 13(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. Also for purposes of this Subsection 13(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

14.    Transferability of Awards.    Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

15.    Market Stand-Off.

(a)    In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration, if required by the Committee, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, but in no event shall such period exceed one hundred eighty (180) days.

(b)    A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

(c)    In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

16.    Fair Market Value.    If Common Stock is publicly traded, then the “Fair Market Value” per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ SmallCap Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

17.    Withholding.    All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld.

18.    Shareholder Rights.    A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

19.    Tenure.    A Participant’s right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

20.    No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.    Duration, Amendment and Termination.    No Award may be granted more than ten years after the Effective Date (as described in Section 23). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be issued to any individual Participant in any one calendar year under the Plan or (iii) otherwise require approval by shareholders by any applicable self regulatory organization (SRO). No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

22.    Governing Law.    This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of New York regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

23.    Effective Date.    This Plan shall be effective as of April 28, 2003, which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its 2003 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.

Appendix B

AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

Appoint, compensate and oversee the work of the Company’s independent accountants.

Review and appraise the audit efforts of the Company’s finance department.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be able to read and understand financial statements and shall satisfy the “independence” requirements applicable to audit committee members pursuant to the rules of the Nasdaq Stock Market and Section 10A of the Securities Exchange Act as amended by the Sarbanes-Oxley Act of 2002 (the “Act”). To the extent practicable, at least one Committee member shall be a “financial expert” as such term is defined by the SEC pursuant to Section 407 of the Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4 below. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion desire to do so. A Committee member shall not vote on any matter in which he or she has any actual or potential conflict of interest.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.	On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence. Discuss with the independent accountants the matters as required by the Statement on Auditing Standards No. 61 and No. 71, as amended by SAS #90, relating to the conducts of the annual audit and quarterly reviews.

5.	Exercise sole authority to appoint, discharge, and oversee the work of (including resolution of any disagreements between management of the Company and the Company’s independent accountants regarding financial reporting) any registered public accounting firm employed by the Company for the purpose of rendering an audit report or related work.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7.	Exercise the sole authority to approve the fees to be paid to the independent accountants for audit, audit related and non-audit services and any and all other terms of the engagement of the independent accountants. The Company shall provide for appropriate funding as determined by the Committee for the services of the independent accountants in rendering an audit report.

8.	Establish policies and procedures for hiring employees or former employees of the independent accountants in order to ensure that independence of the independent accountants is maintained, including, but not limited to, as required by the Act.

9.	Review the terms of any proposed engagement of the independent accountants for non-audit services and shall pre-approve (including by action of one or more members of the Committee who have been delegated authority to make such pre-approvals subject to reporting of any such actions to the full Committee) all such engagements. All such pre-approvals (other than de minimus services that would qualify for the exception from pre-approval of Section 10(A) of the Securities Exchange Act of 1934, as amended by the Act, or successor provision thereof) shall be reported in the Company’s next periodic (quarterly or annual) report filed with the SEC.

10.	Based on reports of the independent accountants and their work throughout the year, the Committee shall evaluate the independent accountants’ qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent accountants and take into account the opinions of management and the senior internal audit manager. In addition to assuring the regular rotation of the lead audit partner as required by the Act, the Committee should annually consider whether the regular rotation of the independent accountants is warranted in order to ensure auditor independence.

Financial Reporting Processes

11.	In consultation with the independent accountants and the finance staff, review the integrity of the Company’s financial reporting processes, both internal and external.

12.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practice as suggested by the independent accountants or management.

Process Improvement

14.	Review with each of management and the independent accountants any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

15.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

17.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18.	Report regularly to the Board with respect to Audit Committee activities.

19.	Ensure that management shall report to the Committee any material weaknesses and all significant deficiencies in the Company’s internal controls which could impair the Company’s ability to record, process, summarize and report financial data and any fraud involving any persons with a significant role in the Company’s internal controls.

Ethical and Legal Compliance

20.	Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

21.	Review management’s monitoring of the Company’s compliance with the Company’s Code of Conduct, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

22.	Review activities, organizational structure, and qualifications of the finance department.

23.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

24.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

25.	Utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain such other legal counsel, accountants or other advisers if it determines that such counsel, accountants or other advisers is necessary or appropriate under the circumstances. The Committee may, in its discretion, conduct or authorize investigations into matters which the Committee determines are within its scope of responsibilities. The Company shall provide for appropriate funding as determined by the Committee for the services of any independent accountants or legal, accounting or other advisers retained by the Committee.

26.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by the Company’s employees.

27.	Review and approve all related-party transactions.

28.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

29.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

Charter—March 26, 2003

PROXY

for the

ANNUAL MEETING OF STOCKHOLDERS

GLYCOGENESYS, INC.

June 27, 2003

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Bradley J. Carver, Chief Executive Officer and President of the Company, as proxy with power of substitution to vote the shares of stock of GLYCOGENESYS, INC., which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 27, 2003 at 10:00 a.m., and at any adjournment thereof, as follows:

1. To elect one Class II director to the Board of Directors to serve for a three-year term or until his successor is elected and qualified	☐ For nominee (Michael E. Hanson) ☐ Withheld from nominee

2. To approve the Company’s 2003 Omnibus Incentive Plan	☐ For ☐ Against ☐ Abstain

3. Ratification of Deloitte & Touche LLP as independent auditors for 2003	☐ For ☐ Against ☐ Abstain

The Board of Directors recommends a vote FOR questions 1, 2 and 3 listed above.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy may do by virtue hereof.

When this proxy is properly executed, the shares to which the proxy relates will be voted as specified, and if no other specification is made, will be voted for election of the nominee for Directors, for the approval of the 2003 Omnibus Incentive Plan and for ratification of Deloitte & Touche LLP as independent auditors. It is understood that this proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the notice of annual meeting of stockholders to the undersigned. The proxy intends to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders furnished herewith.

Dated and signed: ______________________________ 2003

[Note: These signature(s) should agree exactly with the name(s) printed at the beginning of this proxy. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.]

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU

ATTEND THE MEETING.